EXHIBIT 11

FRESH FOODS, INC. AND SUBSIDIARIES
                                   -------------------------------------------
                        Computation of Per Share Earnings


                                                                Quarters Ended             Year to Date Ended
                                                            -----------------------   --------------------------
                                                            December 5,  November 7,  December 5,    November 7,
                                                               1998         1997         1998           1997
                                                            ----------   ----------   -----------    -----------
Computation of Earnings Per Common Share - Basic:

Earnings (loss) before extraordinary item                   $1,237,199    1,169,211     1,280,225      3,525,685
Extraordinary loss from early extinguishment of debt (net
   of income tax benefit of $45,719)                                --           --       (62,774)            --
                                                            ----------   ----------   -----------    -----------
      Net earnings (loss)                                   $1,237,199   $1,169,211   $ 1,217,451    $ 3,525,685
                                                            ==========   ==========   ===========    ===========

Actual outstanding shares at beginning of period             5,914,174    5,525,324     5,898,449      5,326,948
Add (deduct) weighted average shares applicable to:
      Common stock purchased                                        --           --            --       (101,806)
      Common stock issued                                                    50,186         9,569        353,278
                                                            ----------   ----------   -----------    -----------
Weighted average shares as adjusted                          5,914,174    5,575,510     5,908,018      5,578,420
                                                            ==========   ==========   ===========    ===========

Earnings (loss) before extraordinary item - basic           $     0.21   $     0.21   $      0.22    $      0.63
Extraordinary loss from early extinguishment of debt                --           --         (0.01)            --
                                                            ----------   ----------   -----------    -----------
      Earnings (loss) per common share - basic              $     0.21   $     0.21   $      0.21    $      0.63
                                                            ==========   ==========   ===========    ===========

Computation of Earnings Per Common Share - Diluted:

Earnings (loss) before extraordinary item                   $1,237,199   $1,169,211   $ 1,280,225    $ 3,525,685
Extraordinary loss from early extinguishment of debt (net
   of income tax benefit of $45,719)                                --           --       (62,774)            --
                                                            ----------   ----------   -----------    -----------
      Net earnings (loss)                                   $1,237,199   $1,169,211   $ 1,217,451    $ 3,525,685
                                                            ==========   ==========   ===========    ===========
Actual outstanding shares at beginning of period             5,914,174    5,525,324     5,898,449      5,326,948
Add (deduct) weighted average shares applicable to:
   Common stock purchased                                           --           --            --       (101,806)
   Common stock issued                                              --       50,186         9,569        353,278
   Common stock options exercised                                   --       49,685         3,963         71,291
   Common stock options forfeited                                  884           --        47,297             --
   Common stock options outstanding                             91,137      459,722       143,648        414,772
                                                            ----------   ----------   -----------    -----------
Weighted average shares as adjusted                          6,006,195    6,084,917     6,102,926      6,064,483
                                                            ==========   ==========   ===========    ===========

Earnings (loss) before extraordinary item - diluted         $     0.21   $     0.19   $      0.21    $      0.58
Extraordinary loss from early extinguishment of debt                --           --         (0.01)            --
                                                            ----------   ----------   -----------    -----------
      Earnings (loss) per common share - diluted            $     0.21   $     0.19   $      0.20    $      0.58
                                                            ==========   ==========   ===========    ===========

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